                                                              EXHIBIT 99.(B)(19)

--------------------------------------------------------------------------------
Discussion Materials Prepared Regarding

MII's Offer to Acquire the Minority
Interest of JRM

March 15, 1999


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

Table of Contents
--------------------------------------------------------------------------------

      A.    Situation Analysis

      B.    Valuation of JRM

      C.    Valuation of MII

      D.    Relative Valuations of MII and JRM

      E.    Conclusion


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                                                                               2

--------------------------------------------------------------------------------

                               Situation Analysis

--------------------------------------------------------------------------------

Situation Analysis
--------------------------------------------------------------------------------
Current Ownership Structure

        [The omitted graphic shows the current ownership structure of JRM (32% Public/68% MII) and MII (100% Public), as detailed below]

                                      100%
                                 60.0MM Shares
                        Market Value(a): $1,380 Million

                                      32%
                                 14.6 MM Shares
                         Market Value(b): $356 Million

                                      68%
                               30.4 MM Shares(c)
                         Market Value(b): $741 Million

----------
(a)   Based on MII closing stock price as of March 9, 1999 of $23.00.
(b)   based on JRM closing stock price as of March 9, 1999 of $24.38.
(c)   Includes 5.7 million JRM common shares convertible from preferred shares.


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                                                                               4

Situation Analysis
--------------------------------------------------------------------------------
Impact of JRM Minority Interest

      o The public's interest in JRM was created at the time of the OPI merger

            - Assumed few synergistic benefits existed between the disparate business segments in Offshore, Government Operations and Power Generation

            -     Created "highlighting effect" with separately traded JRM stock

      o For reasons unforeseen at the time, the two separate securities have proven to be cumbersome

            - Small float in JRM discourages many potential institutional investors and equity research analysts

            - MII's equity story is somewhat confusing given the largest component of MII's market value is its majority ownership position in JRM


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                                                                               5

Situation Analysis
--------------------------------------------------------------------------------
MII and JRM Three Year Relative Price Performance

      o     MII's and JRM's stocks have traded in close proximity over time.

            [The omitted graph displays the three year MII and JRM
                   performance index from 3/8/96 to 3/10/99]


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                                                                               6

Situation Analysis
--------------------------------------------------------------------------------
Comparison of Stock Prices to 52-Week Highs - Pre-Announcement (a)

      o Both stocks have traded down from their respective 52-week highs by approximately the same amount

                                      Average
                                      -------
                                       40.3%

                 [Bar graphic of the percentages listed below]

                    Saipem                        61.2%
                    MDR                           54.2%
                    JRM                           51.2%
                    Oceaneering                   50.0%
                    IHC Caland                    46.9
                    Coflexip                      40.3%
                    Cooper Cameron                40.3%
                    Dril-Quip                     37.2%
                    Stolt Comex                   31.0%
                    DSND                          29.3%
                    Aker Maritime                 29.3%
                    Global Industries             22.3%


----------
(a)   Based on closing stock prices as of March 9, 1999.


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                                                                               7

Situation Analysis
--------------------------------------------------------------------------------
Summary of Wall Street Earnings Estimates

      o Management's projections for MII's earnings closely approximate Street estimates for FY2000 and are slightly more optimistic for FY2001

            - By comparison, JRM management's estimates are somewhat more pessimistic than Street estimates in FY2000 and substantially more pessimistic than the Street in FY2001

                                   MII Earnings Estimates (a)              JRM Earnings Estimates (a)
                                 -------------------------------         -------------------------------
                                                           Last                                   Last
          Firm                 FY 2000      FY 2001      Confirmed   FY 2000       FY 2001     Confirmed
---------------------------    -------      -------      ---------   --------      -------     ---------
DLJ Securities                 $ 1.75       $ 2.25          2/8      $ 1.15        $ 1.75           2/4
Goldman Sachs                    1.75           --          2/2          --            --            --
Johnson Rice                     1.70           --         2/25        1.00            --          2/25
Lazard Freres                    1.75           --         2/28        1.10            --          1/28
Moness Crespi                    1.75           --         2/17        1.25            --           3/2
Prudential Securities              --           --           --        0.75            --          3/10
Salomon Smith Barney             1.80         2.00         3/10        1.20          1.80           2/8
Schroders                          --           --           --        1.11            --           3/4
--------------------------------------------------------------------------------------------------------
Mean                           $ 1.75       $ 2.13                   $ 1.08        $ 1.78
Implied P/E (b)                  15.1x        12.4x                    28.4x         17.2x
--------------------------------------------------------------------------------------------------------
Management Projections (c)     $ 1.76       $ 2.28                   $ 1.00        $ 1.27
Variance to Street                0.6%         7.0%                    (7.4%)       (28.7%)
Implied P/E (b)                  15.0x        11.6x                    30.7x         24.2x
--------------------------------------------------------------------------------------------------------

----------
(a)   Source: First Call as of March 10, 1999.
(b) Based on March 12, 1999 closing stock price of $26.44 and $30.69 for MII and JRM, respectively.
(c) Management projections are not pro forma for the recently completed tender of the 9 3/8% senior subordinated notes, the earnings effect of which has not yet been reflected by the Street.


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                                                                               8

Situation Analysis
--------------------------------------------------------------------------------
Rationale for Recombination

      o A recombination of MII and JRM offers a number of attractive benefits for JRM shareholders

            -     Creates a substantially more attractive company for Wall
                  Street

            - Eliminates small float in JRM stock which currently discourages investors and analysts

                  - Significantly increases liquidity for investors, a critical factor in today's market

                  - Added liquidity and simplified corporate structure encourages additional research coverage

                  -     Attracts additional institutional interest

            - Provides JRM investors with access to more stable earnings to counteract cyclical offshore industry

            -     Creates a more efficient organizational structure

                  -     Simplifies corporate/ownership structure

                  -     Combines two Boards of Directors into one

                  -     Provides modest cost savings

                  -     Creates one shareholder base


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                                                                               9

Situation Analysis
--------------------------------------------------------------------------------
Summary of MII's Offer

      o MII's offer of 1.15 shares of MII for each share of JRM represents an attractive proposal for JRM's shareholders

            - 8.5% premium to JRM's closing stock price on the day preceding the offer

            - 16.2% premium to JRM's stock price at the time of the announcement of the offer

            -     9.5% premium to the 90 day implied exchange ratio

            -     6.5% premium to the 180 day implied exchange ratio

            - Multiple at the time of the offer of management's earnings estimates of 22.0x FY2000 and 18.1x FY2001

                  - Compares to average comparable company P/E ratios at the time of the offer of 12.9x and 10.7x, respectively

            - Current offer implies a multiple of 25.3x and 20.8x FY2000 and FY2001 JRM estimates, respectively, versus comparable company P/Es of 14.8x and 12.1x

      o     The following sections provide a valuation of MII's and JRM's stocks

            - Such analyses reinforce the attractiveness of MII's offer to JRM's shareholders


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                                                                              10

--------------------------------------------------------------------------------

                                Valuation of JRM

--------------------------------------------------------------------------------

Valuation of JRM
--------------------------------------------------------------------------------
Analysis Overview

      o In order to determine the appropriateness of JRM's stock price in the public market today, a valuation of JRM was performed

      o Such valuation relied on a comparable company trading analysis ("Comco Analysis")

            - As such, multiples of various financial measures of comparable companies trading in the public market were calculated and applied to JRM's relevant financial measures

      o The Comco Analysis was performed using two sets of earnings and cash flow multiples:

            -     Street estimates

            -     Management estimates

      o The analysis is based on closing stock prices as of March 9, 1999, the day prior to the offer

            - An alternate analysis was performed based on the most recent closing stock prices (March 12, 1999)

      o Other traditional valuation methodologies could not be employed in valuing JRM at this time

            - A comparable acquisition analysis is not appropriate given the control premiums incorporated in the buyouts of entire companies (rather than minority interests, as in the instant case)

            - A discounted cash flow analysis could not be performed given the unavailability of management projections beyond FY2001


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                                                                              12

Valuation of JRM
--------------------------------------------------------------------------------
Public Market Equity Value Per Share - Summary (a)(b)
As of Pre-Announcement Date (March 9, 1999)

      o A Comco Analysis indicates that JRM's stock price is overvalued in the market today

 The omitted bar chart depicts the values derived from a comparable company trading analysis based on the methodologies described below to be as follows:

                                                           Low         High
    Valuation Parameter             Methodology           Value        Value
----------------------------    -------------------     ---------    ---------

FYE 2000 EPS -                     13.0x - 17.0x         $15.75        $20.50
Management and Street Cases        EPS of $1.20

FYE 2000 CFPS -                     6.5x - 7.5x          $15.75        $18.25
Management and Street Cases        CFPS of $2.43

FYE 2001 EPS -                     10.5x - 11.5x         $15.25        $16.75
Management Case                     EPS of $1.46

FYE 2001 EPS -                     10.5x - 11.5x         $18.75        $20.50
Street Case                         EPS of $1.78

FYE 2001 CFPS -                     6.0x - 7.5x          $15.25        $19.00
Management Case                    CFPS of $2.52


                             FYE 2000                                    FYE 2001(c)
                  ----------------------------       ----------------------------------------------------
                  Management/     Management/        Management           Street             Management
                  Street Case     Street Case          Case                Case                 Case
                  ---------------------------------------------------------------------------------------
                  13.0x - 17.0x   6.5x - 7.5x        10.5x - 11.5x        10.5x - 11.5x      6.0x - 7.5x
Methodology         FYE 2000        FYE 2000           FYE 2001             FYE 2001           FYE 2001
                     EPS of       Cash Flow(d)          EPS of               EPS of         Cash Flow (d)
                     $1.20          of $2.43            $1.46                $1.78             of $2.52
                  ---------------------------------------------------------------------------------------

----------
(a) Assumes 45.0 million shares outstanding; Street estimates from various equity research and First Call.
(b)   Management projections are pro forma for the recent debt tendering.
(c)   Street estimates for FYE 2001 Cash Flow not available.
(d)   Cash flow defined as net income plus depreciation and amortization.


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                                                                              13

Valuation of JRM
--------------------------------------------------------------------------------
Comparable Company Trading Analysis - As of Pre-Announcement Date
(March 9, 1999)
(Dollars in Millions)

                                                                               Market Value
                                                     Market Value as       as a Multiple of Cash
                                                   Multiple of EPS (a)         Flow/Share (b)
                                                  --------------------     ---------------------
                         Market       Market      Calendar    Calendar     Calendar    Calendar
      Company            Value    Capitalization    1999        2000         1999        2000
-----------------------  ------   --------------  --------    --------     --------    ---------
Aker Marine             $  397       $  547          8.0x       7.5x          N/A        N/A
Coflexip                 1,187        1,309         10.7        8.2           5.4x       5.1x
Cooper Cameron           1,585        2,091         24.1       19.8          10.7       10.5
Dril-Quip                  246          214         18.6       16.1          10.6        N/A
DSND                       229          301          6.6        5.8           N/A        N/A
IHC Caland                 403          306         11.3        8.0           N/A        N/A
Global Industries          524          726         18.0       11.7           6.7        5.6
Oceaneering                276          322         10.6       10.2           4.6        4.4
Saipem                     804          804         13.1       12.4           N/A        N/A
Stolt Comex                441          467          8.5        6.8           4.3        3.7

                           ---------------------------------------------------------------------
                           Average                  12.9x      10.7x          7.0x       5.9x
                           ---------------------------------------------------------------------

----------
(a)   Stock prices and IBES estimates as of March 9, 1999.
(b) Based on First Call estimates and selected research reports; Cash Flow defined as net income plus depreciation and amortization.


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                                                                              14

Valuation of JRM
--------------------------------------------------------------------------------
Public Market Equity Value Per Share - Summary (a)(b)
As of Latest Close (March 12, 1999)

o An examination of the most recent trading prices, which incorporate the rally in oil service stocks, indicates that MII's offer represents a significant premium to JRM's intrinsic value

 The omitted bar chart depicts the values derived from a comparable company trading analysis based on the methodologies described below to be as follows:

                                                           Low         High
    Valuation Parameter             Methodology           Value        Value
----------------------------    -------------------     ---------    ---------

FYE 2000 EPS -                     15.0x - 24.0x         $18.00        $28.75
Management and Street Cases        EPS of $1.20

FYE 2000 CFPS -                     7.0x - 9.0x          $17.00        $22.00
Management and Street Cases        CFPS of $2.43

FYE 2001 EPS -                     12.0x - 17.0x         $17.50        $24.75
Management Case                     EPS of $1.46

FYE 2001 EPS -                     12.0x - 17.0x         $21.50        $30.25
Street Case                         EPS of $1.78

FYE 2001 CFPS -                     7.0x - 8.0x          $17.75        $20.25
Management Case                    CFPS of $2.52

                             FYE 2000                                    FYE 2001(c)
                  ----------------------------       ----------------------------------------------------
                  Management/     Management/        Management           Street             Management
                  Street Case     Street Case          Case                Case                 Case
                  ---------------------------------------------------------------------------------------
                  15.0x - 24.0x   7.0x - 9.0x        12.0x - 17.0x        12.0x - 17.0x      7.0x - 8.0x
Methodology         FYE 2000        FYE 2000           FYE 2001             FYE 2001           FYE 2001
                     EPS of       Cash Flow(d)          EPS of               EPS of          Cash Flow (d)
                     $1.20          of $2.43            $1.46                $1.78             of $2.52
                  ---------------------------------------------------------------------------------------

----------
(a) Assumes 45.0 million shares outstanding; Street estimates from various equity research and First Call.
(b)   Management projections are pro forma for the recent debt tendering.
(c)   Street estimates for FYE2001 Cash Flow not available.
(d)   Cash flow defined as net income plus depreciation and amortization.


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                                                                              15

Valuation of JRM
--------------------------------------------------------------------------------
Comparable Company Trading Analysis - As of Latest Close (March 12, 1999) (Dollars in Millions)

                                                                               Market Value
                                                     Market Value as       as a Multiple of Cash
                                                   Multiple of EPS (a)         Flow/Share (b)
                                                  --------------------     ---------------------
                         Market       Market      Calendar    Calendar     Calendar    Calendar
      Company            Value    Capitalization    1999        2000         1999        2000
-----------------------  ------   --------------  --------    --------     --------    ---------
Aker Marine             $  437       $  587          8.8x       8.2x          N/A        N/A
Coflexip                 1,336        1,458         12.0        9.2           6.1x       5.7x
Cooper Cameron           1,599        2,105         24.3       20.0          10.8       10.6
Dril-Quip                  246          214         21.5       18.7          12.3        N/A
DSND                       206          278          6.0        5.2           N/A        N/A
IHC Caland                 439          341         12.3        9.3           N/A        N/A
Global Industries          758          959         26.0       17.0           9.7        8.1
Oceaneering                321          367         12.3       11.8           5.3        5.2
Saipem                     869          869         14.2       13.4           N/A        N/A
Stolt Comex                541          567         10.4        8.3           5.2        4.6

                           ---------------------------------------------------------------------
                           Average                  14.8x      12.1x          8.2x       6.8x
                           ---------------------------------------------------------------------

----------
(a)   Stock prices and IBES estimates as of March 9, 1999.
(b) Based on First Call estimates and selected research reports; Cash Flow defined as net income plus depreciation and amortization.


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                                                                              16

--------------------------------------------------------------------------------

                                Valuation of MII

--------------------------------------------------------------------------------

Valuation of MII
--------------------------------------------------------------------------------
Valuation Methodology

      o To determine the appropriateness of MII's current stock price in the public market today, a valuation analysis of MII's stock was performed

      o     As with JRM, a Comco Analysis was relied upon for this valuation

            - A comparable acquisition analysis and discounted cash flow analysis were not performed for similar reasons to the JRM case (i.e., inclusion of buyout premium and lack of data, respectively)


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                                                                              18

Valuation of MII
--------------------------------------------------------------------------------
Contribution to MII Valuation (a)

      o The valuation for MII's non-JRM holdings that is implied in its current stock price is well below a break-up valuation based on a Comco Analysis

            - Such analysis indicates that MII's stock is undervalued by the market today

The omitted bar chart depicts the contribution to the valuation of MII by each of MII and JRM under the following methodologies:

                                         MII ex-JRM
      Methodology                        Valuation/%           JRM Valuation/%
-----------------------              -------------------     -------------------
Valuation Implied by Public Market       $10.65/46%              $12.35/54%

Break-Up Valuation                       $16.25/57%              $12.35/43%



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                                                                              19

Valuation of MII
--------------------------------------------------------------------------------
JRM Contribution Analysis
(Amounts in Millions, except Per Share Amounts)

                                                                    Value Per
                                                     Amount       MII Share (c)
                                                   ---------      -------------
JRM Share Price (3/9/99)                            $24.38
JRM Market Value (a)                                $1,097
JRM Shares Owned by MII (b)                           30.4
Market Value of JRM Investment                      $  741          $12.35

MII Market Value (3/9/99) (c)                       $1,380          $23.00

Implied MII - ex JRM Market Value                   $  639          $10.65

% of MII Market Value Contributed by JRM              53.7%

----------
(a) Assumes 45.0 million JRM shares outstanding (including 5.7 million convertible preferred shares).
(b) Includes 5.7 million JRM convertible preferred shares, represents 68% of ownership of JRM.
(c)   Assumes 60.0 million MII shares outstanding.


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                                                                              20

Valuation of MII
--------------------------------------------------------------------------------
Preliminary Break-up Valuation

(Dollars in Millions, except Per Share Amounts)

                                           MII ex-JRM-Projected Year Ending March 31, 2000
                                    -----------------------------------------------------------
                                      B&W           Gov't       Hudson
                                    Power Co.        Ops       Products       E&C         Total
                                    ---------       -----      --------      ----         -----
EBITDA                               $ 97                                                $  158
Equity and Other Income                 5                                                     9
                                     ----                                                ------
Adjusted EBITDA                      $102            $ 49     $  9            $  7       $  167
Valuation Multiple                    6.0x            5.0x     5.0x            4.0x         5.6x
                                     ----            ----     ----            ----       ------
Enterprise Value                     $612            $245     $ 45            $ 28       $  930

Plus: Cash & Investments (a)                                                                588
Less: Debt                                                                                 (359)
Product Liability (b)                                                                      (185)
                                                                                         ------
Net Equity Value                                                                         $  974

Shares Outstanding                                                                         60.0
Value Per Share                                                                          $16.23

----------
(a) Assumes CAFCO program is terminated (reduces B&W Power Co. cash balance by $55 million).
(b) For B&W Power Co. the $185 product liability represents the present value of after-tax net cash flow payments related to asbestos (per management estimates).


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                                                                              21

Valuation of MII
--------------------------------------------------------------------------------
Comparable Company Analysis
(Dollars in Millions, except Per Share Amounts)

                                                              Enterprise Value      Market Value
                                                              as a Multiple of    as a Multiple of
                                     Market    Enterprise        Calendar             Calendar
                                   Value (a)     Value        1999E EBITDA (b)      1999E EPS (c)
                                  ----------   ----------     -----------------    ---------------
Babcock Int'l Group (UK)           $  242       $  309              7.4x               9.2x

Jacobs Engineering                    945          860              5.5x              14.9x

Fluor Corporation                   2,629        3,018              4.2x              11.5x

Litton Industries                   2,587        3,619              6.7x              13.4x

Foster Wheeler                        499        1,355              5.8x               7.4x
                                                                    ---                ---

Mean                                   --           --              5.9x              11.3x

-------------------------------------------------------------------------------------------------
MII (d)

   Research Estimates              $1,241       $  958               NM               11.3x
      Amounts                                                        --             $ 1.83

   Management Estimates            $1,241       $  958              3.1x              11.8x
      Amounts                                                    $312.4             $ 1.76
-------------------------------------------------------------------------------------------------

----------
(a)   As of close on March 9, 1999.
(b)   EBITDA projections based on various equity research reports.
(c)   First Call EPS projections as of March 9, 1999.
(d) Assumes FYE 1999 EBITDA and FYE 2000 EPS estimates, as a proxy for calendar 1998E EBITDA and calendar 1999E EPS, respectively.


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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       Relative Valuations of MII and JRM

--------------------------------------------------------------------------------

Relative Valuations of MII and JRM
--------------------------------------------------------------------------------

      o Based on the valuations of MII and JRM discussed previously, MII's stock is undervalued in the market today whereas JRM is overvalued

            - MII is valued at approximately $28.00 per share versus a pre-announcement price of $23.00 per share

            - JRM is valued at approximately $18.00 per share versus a pre-announcement price of $24.38 per share

      o A plausible rationale for this discrepancy is the speculation of a buy-in of JRM's minority interest by MII, which speculation has circulated repeatedly over the past year

            - Such speculation typically results in a buyout premium being factored into the target's (JRM's) stock

            - Simultaneously, the related arbitrage activity in the acquiror's (MII's) stock typically has a depressing effect on its valuation

      o Based on MII's breakup valuation of $28.00 on March 9, MII's offer represented a $32.20 per share price for JRM

            - Such offer represented premiums of 32%, 36% and 35% to JRM's closing price on March 9 of $24.38, to JRM's 60-day average stock price of $23.69 and to JRM's 90-day average price of $23.91, respectively

            - Such offer represented a 69% - 101% premium to JRM's intrinsic valuation ($16.00 - $19.00 per share) on such date

            - Such offer values JRM's stock at 26.8x JRM management's FY2000 projected earnings and 22.1x FY 2001 projected earnings versus average company P/E multiples of 12.9x and 10.7x, respectively, on the day prior to the offer (March 9)


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--------------------------------------------------------------------------------

Relative Valuations of MII and JRM
--------------------------------------------------------------------------------

      o In addition, research analysts covering the two companies predict that MII's stock price has significantly more upside than JRM's stock price within the next twelve months

                                  12 Month Price Target
                                  ---------------------
Firm                                JRM            MII
-----------------------           ------         ------
DLJ                               $37.00         $42.00
Salomon Smith Barney               30.00          34.00
Lazard Freres                         --          45.00
Prudential                         30.00             --
     Average                      $32.00         $40.00

      o These expectations would imply an exchange ratio of 0.80 shares of MII for each share of JRM


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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   Conclusion

--------------------------------------------------------------------------------

Conclusion
--------------------------------------------------------------------------------

      o The recombination of MII and JRM creates a more attractive company for Wall Street and a more efficient corporate structure for the combined companies

            - The combined company's future stock trading will benefit from increased focus from Wall Street, the increased liquidity for investors and the more diversified and stable company that is created

      o In addition to the long-term benefits of such a combination, the exchange ratio outlined in the proposal gives JRM shareholders a meaningful premium to their current share price

            - As of March 9, 1999, the exchange ratio represented a premiums of approximately 9%, 12% and 11% to JRM's closing stock price, 60-day average stock price and 90-day average stock price, respectively

            - The offer values JRM's stock at an attractive multiple of future earnings (22.0x and 18.1x FY2000 and FY2001 earnings, respectively) and at a significant premium to comparable companies trading in the market

      o Furthermore, a valuation of each stock indicates that JRM shareholders are receiving an even larger premium from the offer than indicated by the market prices of the two stocks

            -     MII's stock is significantly undervalued in the market today

            -     In contrast, JRM's stock is overvalued in the market

                  - Management's earnings estimates are substantially below the Street

                  - Most likely due to buyout speculation, JRM trades at a significant multiple premium to its peers

            - As a result, JRM's shareholders are receiving an effective buyout premium of 69% - 101% vis-a- vis the intrinsic value of their stock


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                                                                              27